UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2024
____________________
LegalZoom.com, Inc.
(Exact name of Registrant as Specified in Its Charter)
____________________

Delaware	001-35618	95-4752856
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

954 Villa Street, Mountain View, California	94041
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (323) 962-8600

(Former Name or Former Address, if Changed Since Last Report)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LZ	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On August 7, 2024, LegalZoom.com, Inc. (“LegalZoom”) issued a press release announcing its results of operations for the three and six months ended June 30, 2024. A copy of that press release is furnished as Exhibit 99.1 to this report.
The information furnished pursuant to Item 2.02 of this report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless LegalZoom specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 2.05 Costs Associated with Exit or Disposal Activities.
On August 1, 2024, LegalZoom committed to a restructuring plan as part of its re-alignment of its business and cost structure. The restructuring plan will reduce the size of LegalZoom’s workforce by approximately 15% of its employees as compared to its headcount as of June 30, 2024.
LegalZoom expects to incur charges of approximately $5.0 million in connection with the restructuring plan, which consist primarily of severance and termination benefits offered to the impacted employees. LegalZoom expects substantially all of these charges to be cash expenditures. LegalZoom expects to incur the majority of these charges in the third quarter of 2024.
Item 7.01 Regulation FD Disclosure.
Also on August 7, 2024, LegalZoom updated its investor presentation and supplemental financial report, which contain financial results and related information regarding LegalZoom. The investor presentation and supplemental financial report are available on the LegalZoom Investor Relations website at https://investors.legalzoom.com.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements about the amount and timing of charges related to LegalZoom’s restructuring plan. The statements are based on management’s current expectations, estimates and projections. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause LegalZoom’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to those factors discussed in LegalZoom’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission.
These forward-looking statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements, which speak only as of the date such statements are made. Except as required by applicable law, LegalZoom does not plan to publicly update or revise any forward-looking statements contained in this Current Report on Form 8-K, whether as a result of any new information, future events or otherwise.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Earnings Press Release of LegalZoom.com, Inc. dated August 7, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LegalZoom.com, Inc.

Date: August 7, 2024	By:	/s/ Noel Watson
Noel Watson
Chief Financial Officer
(Principal Financial and Accounting Officer)
3